UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2018

Mimecast Limited

(Exact Name of Registrant as Specified in its Charter)

Bailiwick of Jersey	001-37637	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CityPoint, One Ropemaker Street

Moorgate, London EC2Y 9AW

United Kingdom

(Address of principal executive offices)

Registrant’s telephone number, including area code: +44 0207 847 8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2018, Mimecast Services Limited (“MSL”), a wholly-owned subsidiary of Mimecast Limited (the “Company” or “Mimecast”), entered into a share purchase agreement (the “Purchase Agreement”) pursuant to which MSL acquired Solebit LABS Ltd. (“SLL”), a company organized under the laws of the State of Israel, that provides security software (the “Acquisition”). Under the terms of the Purchase Agreement, MSL acquired all of the equity interests of SLL (other than equity interests of SLL already owned by MSL) for an aggregate cash consideration of approximately $96.1 million, subject to customary adjustments for net working capital, cash in the amount of approximately $10.4 million held by SLL, indebtedness and transaction expenses. These purchase price adjustment components will be identified by Mimecast within 75 days of the acquisition date and subject to a 30-day review period by SLL. The Acquisition was completed on July 31, 2018.

The Purchase Agreement contains customary representations and warranties and covenants. Subject to certain limitations, each party has agreed to indemnify the other for certain breaches of representations, warranties and covenants and other specified matters.

The terms of the Acquisition were previously reported in Mimecast’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission (the “SEC”) on July 31, 2018 (the “Initial Report”). In accordance with Item 9.01(a)(4) of Form 8-K, Mimecast hereby amends and restates Item 9.01 of the Initial Report and the Exhibit Index to the Initial Report in their entirety as described below:

Item 2.01 Completion of Acquisition or Disposition of Assets

The disclosure set forth under Item 1.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The audited consolidated financial statements of SLL, including the consolidated balance sheet as of December 31, 2017 and the related consolidated statements of comprehensive loss, changes in shareholders’ equity and cash flows for the year ended December 31, 2017, are filed as Exhibit 99.2 to this Report on Form 8-K/A. The consent of Kost Forer Gabbay & Kasierer, independent auditors, is attached as Exhibit 23.1 to this Form 8-K/A.

(b) Pro Forma Financial Information

The following unaudited pro forma financial information is filed as Exhibit 99.3 to this Report on Form 8-K/A:

(1)	Unaudited pro forma condensed combined balance sheet of Mimecast and SLL as of March 31, 2018; and
(2)	Unaudited pro forma condensed combined statement of operations of Mimecast and SLL for the year ended March 31, 2018.

(d) Exhibits

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibit	File Date (mm/dd/yyyy)

2.1	Share Purchase Agreement dated as of July 31, 2018 by and among Mimecast Services Limited, Solebit LABS Ltd., the shareholders of Solebit LABS Ltd. and Shareholder Representative Services LLC, as the Representative.	8-K	001-37637	2.1	07/31/2018

23.1*	Consent of Kost Forer Gabbay & Kasierer, independent auditors.

99.1	Press Release of MSL dated July 31, 2018, entitled “Mimecast Announces Acquisition of Solebit.”	8-K	001-37637	99.1	07/31/2018

99.2*

Audited consolidated balance sheet of SLL as of December 31, 2017 and related consolidated statements of comprehensive loss, changes in shareholders’ equity and cash flows for the year ended December 31, 2017.

99.3*	Unaudited pro forma condensed combined balance sheet and statement of operations of Mimecast and SLL as of and for the year ended March 31, 2018.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMECAST LIMITED

Date: October 12, 2018	By:	/s/ Peter Campbell
Peter Campbell
Chief Financial Officer